ISOTIS SA

                           STOCK OPTION PLAN 2003/2



                   (NORTH AMERICAN EMPLOYEES AND DIRECTORS)










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                               TABLE OF CONTENTS

                                                                           PAGE


ARTICLE 1 DEFINITIONS AND INTERPRETATION.,....................................1

  1.1 DEFINITIONS.............................................................1
  1.2 CHOICE OF LAW...........................................................2
  1.3 HEADINGS................................................................2
  1.4 COMPLIANCE WITH LAWS....................................................3

ARTICLE 2 PURPOSE AND PARTICIPATION...........................................3

  2.1 PURPOSE.................................................................3
  2.2 PARTICIPATION...........................................................3
  2.3 AWARD AGREEMENT.........................................................3
  2.4 COPY OF PLAN............................................................3
  2.5 LIMITATION..............................................................4

ARTICLE 3 TERMS AND CONDITIONS OF OPTIONS.....................................4

  3.1 SHARES..................................................................4
  3.2 NUMBER OF SHARES........................................................4
  3.3 TERM OF OPTION..........................................................4
  3.4 TERMINATION OF OPTION...................................................4
  3.5 EXERCISE PRICE..........................................................5
  3.6 ASSIGNMENT OF OPTIONS...................................................6
  3.7 ADJUSTMENTS.............................................................6
  3.8 VESTING.................................................................6

ARTICLE 4 EXERCISE OF OPTION..................................................6

  4.1 EXERCISE OF OPTION......................................................6
  4.2 ISSUE OF SHARE..........................................................6
  4.3 CONDITION OF ISSUE......................................................7

ARTICLE 5 CERTAIN CORPORATE TRANSACTIONS......................................7

ARTICLE 6 ADMINISTRATION......................................................7

  6.1 ADMINISTRATION..........................................................7
  6.2 INTERPRETATION..........................................................8

ARTICLE 7 AMENDMENT AND TERMINATION...........................................8

  7.1 PROSPECTIVE AMENDMENT...................................................8
  7.2 RETROSPECTIVE AMENDMENT.................................................8
  7.3 TERMINATION.............................................................8
  7.4 AGREEMENT...............................................................9

ARTICLE 8 GENERAL PROVISIONS..................................................9

  8.1 APPROVAL REQUIRED FOR PLAN..............................................9
  8.2 INSIDER TRADING AND CODE OF CONDUCT.....................................9
  8.3 TAXATION AND SOCIAL SECURITY............................................9
  8.4 SEVERABILITY............................................................9


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                                   ARTICLE 1
                        DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

     (a) "Administrator" means, initially, the CFO of the Company and thereafter shall mean such director(s) or other senior officer(s) or employee(s) of the Company as may be designated as Administrator(s) by the Board from time to time;

     (b) "Applicable Laws" means all relevant provisions of law, including, without limitation, the jurisdictions in which optionees may reside;

     (c) "Associate" has the meaning ascribed in the Securities Act
     (Ontario);

     (d) "Award Agreement" means the agreement entered into between the Company and the Option Holder, specifying and evidencing the terms and conditions of the Options granted to the Option Holder;

     (e) "Award Date" means the date of grant specified in the Award
     Agreement;

     (f) "Board" means the board of directors of the Company;

     (g) "Director" means any individual member of the Board of directors of the Company;

     (h) "Company" means IsoTis SA;

     (i) "Employee" means any individual regularly employed on a full-time or part-time basis by the Company or a Subsidiary;

     (j) "Exchange" means any stock exchange or market upon which the Shares may be listed or quoted;

     (k) "Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Exhibits A or B to the Award Agreement, duly executed by the Option Holder;

     (l) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date;

     (m) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with section 3.5;


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     (n) "Expiry Date" means the date determined in accordance with section
     3.3 and after which a particular Option cannot be exercised;

     (o) "Insider" means

          (i) an insider of the Company as defined in the Securities Act (Ontario), other than a person who is such an insider solely by virtue of being a director or senior officer of a subsidiary of the Company, and

          (ii) an Associate of a person who is an Insider by virtue of {section}(i);

     (p) "Option" or "Options" means, as the case may be, one or more options awarded to a Director or Employee pursuant to the Plan, entitling each, on exercise thereof in accordance with the provision of the Plan and of the Award Agreement, to subscribe for one Share of the Company at a specified Exercise Price;

     (q) "Option Holder" means a Director or Employee who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

     (r) "Plan" means this IsoTis SA stock option plan 2003/2;

     (s) "Personal Representative" means:

           (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

           (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

     (t) "Share" or "Shares" means, as the case may be, one or more common shares with a par value of CHF 1 in the share capital of the Company;

     (u) "Subsidiary" or "Subsidiaries" means, as the case may be, one or more subsidiaries of the Company, including but not limited to GenSci OrthoBiologics, Inc., a company incorporated under the laws of the State of Washington; and

     (v) "TSX" means the Toronto Stock Exchange.

1.2  CHOICE OF LAW

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the internal laws of Switzerland.

1.3  HEADINGS

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.


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1.4  COMPLIANCE WITH LAWS

Transactions under the Plan are intended to comply with all Applicable Laws and the requirements of any Exchange. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

The Company will not be obligated to issue and deliver any Shares pursuant to the exercise of any option until, in the opinion of the Company's counsel, all Applicable Laws and Exchange requirements have been complied with. Without limiting the generality of the foregoing, the Company may require from the person exercising the option such investment representation, undertaking or agreement, if any, as counsel for the Company may consider necessary in order to comply with the Applicable Laws.


                                   ARTICLE 2
                           PURPOSE AND PARTICIPATION

2.1  PURPOSE

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors and Employees, to reward such of those Directors and Employees as may be awarded Options under the Plan by the Board from time to time for their contributions to the long term success of the Company or its Subsidiaries. The Plan is intended to accomplish these goals by enabling the Company to grant Options. The Plan rules the conditions and modalities of the grant and exercise of such Options.

2.2  PARTICIPATION

The Board shall, from time to time, in its sole discretion determine those Directors and Employees, if any, to whom Options are to be awarded. The Board may grant Options at any time. If the Board elects to award Options to a Director or an Employee, the Board shall, in its sole discretion but subject to the provisions of the Plan, determine the number as well as the terms and conditions of such Options.

2.3  AWARD AGREEMENT

A Director or Employee who is granted Options will have no rights with respect to such Options unless he accepts the Options by returning to the Company a signed copy of the Award Agreement drafted by the Company. The Options are granted as of the Award Date specified in the Award Agreement.

2.4  COPY OF PLAN

Each Option Holder shall be provided with a copy of the Plan, which shall be attached to the Award Agreement. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.


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2.5  LIMITATION

The Plan does not give any Director or Employee the right to be granted Options, nor does it give any Option Holder the right to be granted other Options. The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Company nor does it give any Option Holder that is an Employee the right to be or to continue to be employed by the Company. In case of termination of the employment agreement between the Option Holder and the Company, the Option Holder will not be entitled to any compensation for any losses suffered due to the fact that Options are terminated.


                                   ARTICLE 3
                        TERMS AND CONDITIONS OF OPTIONS

3.1  SHARES

The Shares to be issued to Option Holders upon the exercise of Options are based on a conditional increase of the share capital of the Company resolved by the general shareholders meeting.

3.2  NUMBER OF SHARES

The Plan is based on article 7 of the Articles of Association of the Company, which provides for a conditional increase of the share capital of the Company of a maximum of CHF 7,000,000 by the issuance of a maximum 7,000,000 Shares, with a par value of CHF 1 per Share, through the exercise of Options to be granted to Employees as well as Directors of the Company or its Subsidiaries, and no Option Holder will be granted Options for more than 5% of the issued and outstanding Shares.

If any Option expires or otherwise terminates in accordance with the terms of the Plan without having been exercised in full, the number of Shares in respect of which Option expired or terminated shall again be available for the purposes of the Plan.

3.3  TERM OF OPTION

Subject to section 3.4 and 5, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded and defined in the Award Agreement, provided that such date shall not be later than the tenth anniversary of the Award Date of such Option. The Board may at any time shorten or extend the duration during which any Option may be exercised.

3.4  TERMINATION OF OPTION

An Option Holder may exercise Options in whole or in part at any time or from time to time during the Exercise Period provided that:

     (a) Options cannot be exercised during (i) a period starting thirty days prior to the date of an ordinary or extraordinary general shareholders meeting of the Company and


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     ending the fifth day following the date of such meeting and, (ii) a period of three weeks preceding the announcement of quarterly results. The provision of section 8.2 below (Insider Trading and Code of Conduct) shall apply.

     (b) the Board may at any time and from time to time fix a minimum or maximum number of Options held by such Option Holder to be exercised at the same time.

Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Lausanne (Switzerland), on the Expiry Date. Subject to section 5, the Expiry Date of an Option shall be the earlier of the date so fixed by the Board at the time the Option is awarded and the date established, if applicable, in paragraphs (a) to (b) below as well as in the Award Agreement:

     (a)  DEATH

          In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as Director) or Employee (if he or she holds his or her Option as Employee), and except as otherwise determined by the Board, all Options held by the Option Holder prior to the date of death shall become immediately exercisable, and the Expiry Date shall be six (6) months from the date of death of the Option Holder.

     (b)  DISABILITY OR RETIREMENT

          In the event that the Option Holder should cease to be a Director (if he or she holds his or her Option as Director) or Employee (if he or she holds his or her Option as Employee) by reason of disability or retirement, and except as otherwise determined by the Board, all Options held by the Option Holder prior to the date of disability (the date of its occurrence being determined by a physician selected or approved by the Board) or of retirement shall become immediately exercisable, and the Expiry Date shall be three
          (3) months from the date of disability or of retirement as the case may be.

3.5  EXERCISE PRICE

The Exercise Price shall be that price per share, as determined by the Board in its sole discretion and as defined in the Award Agreement, at which an Option Holder may subscribe for a Share upon the exercise of an Option. While the Company's Shares are listed on the TSX, the Exercise Price shall be not less than the lower of

     (a) the closing price per share for the Shares on the TSX on the last trading day on which such Exchange is open before the grant date of the Option, or

     (b) if at the time of granting the Option the Board is of the opinion that the price determined under {section}3.5(a) would not be a representative price, the weighted average of the trading prices per share for the Shares on the TSX on the last five trading days on such Exchange before the grant date of the Option on which a trade of Shares occurred,


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unless otherwise approved by the TSX.

3.6  ASSIGNMENT OF OPTIONS

Options may not be pledged, assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by section 4.1, exercise the Option within the Exercise Period. Should any transfer occur by operation of law, the transferee shall, to the maximum extent permitted by law, be bound by the terms of the Plan.

3.7  ADJUSTMENTS

If prior to the exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the "Event"), such Options shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.8  VESTING

The Board may, in its sole discretion at the time the Option is granted, but will not be required to, impose conditions relating to the vesting of the right to exercise an Option granted to any Option Holder. The Option Certificate representing any such Option will disclose any vesting conditions. The Board may at any time accelerate the time at which any Option may be exercised.


                                   ARTICLE 4
                              EXERCISE OF OPTION

4.1  EXERCISE OF OPTION

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise his or her Options in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in [*] (or such other place as may be designated by the Board) on the Expiry Date and according to the manner of exercise specified in the Award Agreement.

4.2         ISSUE OF SHARE

Subject to the exercise according to section 4.1 above and the provisions of the Award Agreement, the corresponding Shares will be issued within a period of five business days following the receipt of the Exercise Notice and the payment of the Exercise Price. However, in case of delay, the Option Holder shall not have the right to any indemnity from the Company for


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the potential damage that he may suffer, except in the case of gross negligence or wilful misconduct on the part of the Company.

The newly issued Shares shall be subject to the transfer limitations foreseen in article 9 and 10 of the Articles of Association of the Company. Such Shares will be entitles to dividends, if any, as from the first of January of the year during which they are issued.

4.3  CONDITION OF ISSUE

The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan, to the Award Agreement, and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information, report and/or undertakings required to comply with and to fully cooperate with the Company in complying with such laws, rules and regulations.


                                   ARTICLE 5
                        CERTAIN CORPORATE TRANSACTIONS

In the event or in view of a merger or a sale of all or substantially all of the assets of the Company to another person or entity or a dissolution or liquidation of the Company or the like (a "Covered Transaction"), all existing Options will be terminated as of the effective date of the Covered Transaction, except as otherwise decided by the Board, and the following rules shall apply :

     (a) Subject to paragraph (b) below, the Board may at its sole discretion, prior to the effective date of the Covered Transaction, (i) make each existing Option exercisable in full, and/or (ii) change the Expiry Date of each exercisable Option such as all exercisable Options must be exercised within a period of 30 days minimum.

     (b) With respect to existing Options held by any Option Holder who, following the Covered Transaction, will be employed by or otherwise providing services to a corporation which is the surviving or acquiring corporation in such transaction or an affiliate of such corporation, the Board may, in lieu of the actions described in paragraph (a) above, arrange to have such surviving or acquiring corporation or affiliate grant to the such Option Holder replacement options, which in the judgment of the Board, are substantially equivalent to the existing Options.


                                   ARTICLE 6
                                ADMINISTRATION

6.1  ADMINISTRATION

The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board will have authority to (a) grant Options at such time or times as it may choose, (b) determine the


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terms and conditions of each Option, (c) select the persons eligible to receiving Options, (d) amend or rescind the Plan or the conditions of existing Options according to sections 7 below (e) adopt, amend and rescind rules and regulations for the administration of the Plan, and (f) interpret the Plan according to section 6.2 below. The Board may delegate to the Administrator or any Board Committee, Director, officer or employee of the Company such administrative duties and powers as it may see fit.

6.2  INTERPRETATION

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.


                                   ARTICLE 7
                           AMENDMENT AND TERMINATION

7.1  PROSPECTIVE AMENDMENT

The Board may from time to time amend the Plan and the terms and conditions of any Option and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares or for any other purpose which may be permitted by all relevant laws, rules and regulations provided always that, subject to section 5 above, any such amendment shall not, without the consent of the Option Holder, impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

7.2         RETROSPECTIVE AMENDMENT

The Board may from time to time retrospectively amend the Plan, and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been theretofore granted. The provisions of section 5 above are reserved.

7.3         TERMINATION

The Board may terminate the Plan or existing Options at any time provided that, subject to section 5 above, such termination shall not, without the consent of the Option Holder, impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Company, such Options, Option Holders, Directors and Employees and Shares shall continue to be governed by the provisions of the Plan.


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7.4  AGREEMENT

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan.


                                   ARTICLE 8
                              GENERAL PROVISIONS

8.1  APPROVAL REQUIRED FOR PLAN

Prior to its implementation by the Company, the Plan is subject to approval by the Board, and will be effective on the date of such approval. Thereafter, amendments to the Plan, from time to time, will become effective on the later of the date of the approval of such amendments by the Board and the date of the approval of such amendments by the Exchange, including such shareholder approvals as the Exchange may require.

8.2  INSIDER TRADING AND CODE OF CONDUCT

The exercise of Options by the Option Holder must comply with the applicable regulations, including insider trading regulations. The Board is authorised to refuse the exercise of Options, if the Board has reasons to believe, at its sole discretion, that such exercise would breach such regulations, including any regulations issued by the Company to prevent insider trading operations. The Code of Conduct enclosed to the Award Agreement as Schedule 2 applies to the Option Holder, who hereby agrees to be bound by its terms.

8.3  TAXATION AND SOCIAL SECURITY

The Option Holder will bear any and all tax and social security (Employee's withholdings) related to the grant and/or the exercise of Options, and shall reimburse to the Company any such tax or social security which may have been paid by the Company. However, the stamp duty on issuance of the shares shall be borne by the Company.

8.4 SEVERABILITY

In the event that any one or more of the provision of this Plan shall for any reason be held by any court of competent jurisdiction to be void, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Plan and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

Plan approved by the Board of Directors of IsoTis SA on October 10, 2003.

IsoTis SA

Read and approved on [*]

The Option Holder